                       23.1 CONSENT OF ELLIOTT DAVIS, LLC

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




Board of Directors
Provident Community Bancshares, Inc.
(previously known as Union Financial Bancshares, Inc.)

We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by Provident Community Bancshares, Inc. in connection with registration of shares of its common stock reserved for issuance upon exercise of options pursuant to the Provident Community Bancshares, Inc. 2006 Equity Incentive Plan Stock of our Report dated January 13, 2006, which is included in the Provident Community Bancshares, Inc.'s annual Report on Form 10-K for the year ended December 31, 2005. We also consent to reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.



                                                /s/ Elliott Davis, LLC


Elliot Davis, LLC
Greenville, South Carolina
August 8, 2006